                                                                     EXHIBIT 4.3

                               TRANS ENERGY, INC.

                                      AND

                                L. B. SAKS, INC.

                                 UNDERWRITER'S
                               WARRANT AGREEMENT

          UNDERWRITER'S WARRANT AGREEMENT dated as of __________, 1996 by and between TRANS ENERGY, INC., a Nevada corporation (the "Company"), and
L. B. SAKS, INC., (hereinafter referred to variously as the "Holder" or the "Underwriter").


                      W I T N E S S E T H:


          WHEREAS, the Company proposes to issue to the Underwriter warrants ("Warrants") to purchase up to ___ shares of common stock, $.001 par value, of the Company ("Common Stock") and ___ redeemable warrants to purchase one share of Common Stock (the "Redeemable Warrants"); and

          WHEREAS, the Underwriter has agreed pursuant to the underwriting agreement (the "Underwriting Agreement") dated __________ 1996 by and between the Underwriter and the Company to act as the underwriter in connection with the Company's public offering of up to ____ shares of Common Stock and ___ Redeemable Warrants (each a "Security" and collectively, the "Securities"); and

          WHEREAS, the Warrants to be issued pursuant to this Agreement will be issued on the Closing Date (as such term is defined in the Underwriting Agreement) by the Company to the

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Underwriter in consideration for, and as part of the Underwriter's compensation in connection with, the Underwriter's acting as the underwriter pursuant to the Underwriting Agreement;

          NOW, THEREFORE, in consideration of the premises, the payment by the Underwriter to the Company of ten dollars ($10.00), the agreements herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


          1.   Grant.  The Holder is hereby granted the right to purchase, at
               -----
any time from ___________, 1997 until 5:00 p.m., New York time, on _______________, 2001, up to ten percent (10%) of the Secuerities sold by the Underwriter in the Public Offering at an initial exercise price (subject to adjustment as provided in Article 8 hereof) of $_____ per Security
(165% of the Public Offering price per Security), subject to the terms and conditions of this Agreement. The Redeemable Warrants constined within the Underwriter's Warrant shall be exerciseable at a price equal to 165% of the exercise price of the Redeemable Warrants being offerind to the public.

          2.   Warrant Certificates.  The warrant certificates (the "Warrant
               ------- ------------
Certificates") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in Exhibit A, attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

          3.   Exercise of Warrants. The Warrants are exercisable
               -------- -- --------
during the term set forth in Section 1 hereof at the Exercise Price per unit set forth in Section 6 hereof payable by certified or cashier's check or money order payable in lawful money of the United States, subject to adjustment as provided in Article 8 hereof. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Exercise Price (as hereinafter defined) for the Security (and such other amounts, if any, arising pursuant to Section 4 hereof) at the Company's principal offices located at 210 Second Street, P. O. Box 393, St. Marys, West Virginia 26170, the registered holder of a Warrant Certificate ("Holder" or "Holders") shall be entitled to receive a certificate or certificates for the securities comprising the units so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional units). The Warrants may be exercised to purchase all or part of the units represented thereby. In the case of the purchase of less than all the units purchasable on the exercise of Warrants represented by a Warrant Certificate, the Company shall cancel the Warrant Certificate represented thereby upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Securities purchasable thereunder.

          4.   Issuance of Certificates.  Upon the exercise of the Warrants and
               -------- -- ------------
payment of the Exercise Price therefor, the issuance of certificates for the Common Stock, Redeemable Warrants or other securities, properties or rights underlying such Warrants shall be made forthwith (and in any event within three (3) business days thereafter) without further charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder, and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid. The Warrant certificates and the certificates representing the Common Stock or other securities, property or rights (if such property or rights are represented by certificates) shall be executed on behalf of the Company by the manual or facsimile signature of the then present Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary or Treasurer or Assistant Treasurer of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

          5.   Restriction On Transfer of Warrants. The Holder of
               ----------- -- -------- -- --------
a Warrant Certificate (and its Permitted Transferee, as defined below), by its acceptance thereof, covenants and agrees that the Warrants are being acquired as an investment and not with a view to the distribution thereof; that during the life of the Warrants, such Warrants and underlying securities may not be sold, transferred, assigned, hypothecated or otherwise disposed of, in whole or in part except to officers and directors of the Underwriter, and any co-underwriter, selling group member and their respective officers and directors in accordance with the provisions of the Securities Act of 1933, as amended (the "Act");

      6.   Exercise Price.
           -------- -----

           a.  Initial and Adjusted Exercise Price. Except as otherwise provided
              ------- --- -------- -------- -----
in Section 8 hereof, the initial exercise price of each Warrant shall be $_____ per Share. The adjusted exercise price shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

           b.  Exercise Price. The term "Exercise Price" herein shall mean the
              -------- -----
initial exercise price or the adjusted exercise price, depending upon the context.

      7.   Registration Rights.
           ------------ ------
           a.  Registration Under the Securities Act of 1933. The Warrants have
              ------------ ----- --- ---------- --- -- ----
not been registered under the Act.   The Warrant certificates shall bear the
following legend:

       The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or
      (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

          b.   Demand Registration.   (1)  At any time commencing one (1) year
               ------ ------------
and expiring four (4) years after the effective date of the Company's Registration Statement relating to the Public Offering (the "Effective Date"), the Underwriter shall have the right, exercisable by written notice to the Company, to have the Company prepare and file with the Securities and Exchange Commission (the "Commission"), on one (1) occasion, a registration or offering statement on Form S-1 and such other documents, including a prospectus, as may be necessary in the opinion of both counsel for the Company and counsel for the Underwriter and the Holders, in order to comply with the provisions of the Act, so as to permit a public offering and sale, for a period of nine (9) months, of the shares underlying the Warrants ("Warrant Securities") by such Holders and any other Holders of the Warrants and/or Warrant Securities who notify the Company within fifteen (15) business days after receipt of the notice described above. The Underwriter may demand registration on behalf of the Holders without exercising the Underwriter's Warrants, and are never required to exercise same.

               (2) The Company covenants and agrees to give written notice of any registration request under this Section 7(b) by the Underwriter to all other registered Holders of the Warrants and the Warrant Securities within ten (10) days from the date of the receipt of any such registration request.

          c.        Piggyback Registration.  If, at any time within the three
                    --------- ------------
(3) year period commencing one (1) year and expiring four (4) years after the Effective Date, the Company should file a registration statement with the Commission under the Act (other than in connection with a merger or pursuant to Forms S-4 or S-8) it will give written notice by registered mail, at least thirty (30) days prior to the filing of each such registration statement, to the Underwriter and to all other Holders of the Warrants and/or the Warrant Securities of its intention to do so. If the Underwriter or other Holders of the Warrants and/or the Warrant Securities notify the Company within twenty (20) days after receipt of any such notice of its or their desire to include any such securities in such proposed registra tion statement, the Company shall afford the Underwriter and such Holders of the Warrants and/or Warrant Securities the opportunity to have any such Warrant Securities registered under such registration statement. Notwithstanding the provisions of this Section 7(c), the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7(c) (irrespective of whether a written request for inclusion of any such securities have shall have been made) to elect not to file any such proposed registration statement, or to withdraw the same after the filing but prior to the effective date thereof. If a subsequent underwriter objects to the above piggy-back rights, such objection would preclude such inclusion. However, in such event, the Company will, within six (6) months of completion of such subsequent underwriting, file at its sole expense a registra tion statement relating to such excluded securities, which shall be in addition to any registration statement required to be filed pursuant to Section 7(b).

          d.  Covenants of the Company With Respect to Registration.  In
              --------- -- --- ------- ---- ------- -- ------------
connection with any registration under Sections 7(b) and 7(c) hereof, the Company covenants and agrees as follows:

              (1) The Company shall use its best efforts to file a registration statement within thirty (30) days of receipt of any demand therefor, shall use its best efforts to have any registration statements declared effective at the earliest possible time, and shall furnish each Holder desiring to sell Warrant Securities such number of prospectuses as shall reasonably be requested.

              (2) The Company shall pay all costs (excluding fees and expenses of Holder(s)' counsel and any underwriting discounts or selling fees, expenses or commissions), fees and expenses in connection with any registration statement filed pursuant to Sections 7(b) and 7(c) hereof including, without limitation, the Company's legal and accounting fees, printing expenses, blue sky fees and expenses. If the Company shall fail to comply with the provisions of Section 7(d)(1), the Company shall, in addition to any other equitable or other relief available to the Holder(s), be liable for any or all incidental, special and consequential damages and damages due to loss of profit sustained by the Holder(s) requesting registration of their Warrant Securities.

          (3) The Company will take all necessary action which may be required to qualify or register the Warrant Securities included in a registration statement for offering and sale under the securities or blue sky laws of such states as reasonably are requested by the Holder(s), provided that the Company shall not be obligated to execute or file any general consent to service of process or to qualify as a foreign corporation to do business under the laws of any such jurisdiction.

          (4) The Company shall indemnify the Holder(s) of the Warrant Securities to be sold pursuant to any registration statement and each person, if any, who controls such Holders within the meaning of Section 15 of the Act or
Section 20(a) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), against all loss, claim, damage, expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriter contained in Section 8 of the Underwriting Agreement, and the Holder(s) shall indemnify the Company to the same extent and with the same effect as the provisions pursuant to which the

Underwriter has agreed to indemnify the Company contained in Section 8 of the Underwriting Agreement.

          (5) The Holder(s) of the Warrant Securities to be sold pursuant to a registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, its officers and directors and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, against all loss, claim, damage or expense or liability (including all expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 8 of the Underwriting Agreement pursuant to which the Underwriter has agreed to indemnify the Company.

          (6) Nothing contained in this Agreement shall be construed as requiring the Holder(s) to exercise their Warrants prior to the initial filing of any registration statement or the effectiveness thereof.

          (7) The Company shall not be entitled to include any securities other than the Warrant Securities in any registration statement filed pursuant to
Section 7(b) hereof without the prior written consent of the Underwriter and the

Holders of the Warrants and Warrant Securities representing a Majority of such securities (assuming exercise of all of the Warrants).

             (8) The Company shall furnish to each Holder participating in the offering and to each underwriter, if any, a signed counterpart, addressed to such Holder or underwriter of (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and if such registration includes an underwritten public offering, an opinion dated the date of the Closing under the underwriting agreement), and (ii) a "cold comfort" letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the Closing under the underwriting agreement) signed by the independent public accounts who have issued a report on the Company's financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letter, with respects to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to underwriters in underwritten public offerings of securities.

             (9) The Company shall as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, make "generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the effective date of the registration statement.

          (10) The Company shall deliver promptly to each Holder participating in the offering requesting the correspondence described below and any managing underwriter copies of all correspondence between the Commission and the Company, its counsel or auditors with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of the National Association of Securities Dealers, Inc. ("NASD"). Such investigation shall include access to books, records and properties and opportSecurityies to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such Holder shall reasonably request.

          (11) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by Holders holding a Majority of the Warrant Securities requested to be included in such underwriting, except that in connection with an offering for which the Holders have piggyback rights, the Company shall have the sole right to select the managing underwriter. Such underwriting agreement shall be satisfactory in form and substance to the Company, a Majority of such Holders and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders and their intended methods of distribution.

              (12) For purposes of this Agreement, the term "Majority" in reference to the Holders of the Warrants or Warrant Securities, shall mean in excess of fifty percent (50%) of the then outstanding Warrants or Warrant Securities that (i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction there with, or (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

          e.  Repurchase of Warrants.  In the event the
              ----------------------

Company shall fail to file the registration statement required by Section 7(b), or such registration statement shall not be declared effective within 150 days of the written request, then the Under writer may require the Company to purchase, on the 151st day, the Underwriter's Warrants at a price equal to the difference between the Exercise Price and the market price per share of Common Stock as averaged over the mean between the "bid and "asked" price as of the close of each business day during the two-week period immediately preceding the 151st day; provided, however, that at the time of such purchase the average market price shall be more than $_____and further provided that the Company's net worth, at such time, is at least five (5) times the amount of the aggregate purchase price for such Underwriter's Warrants to be purchased.

          f.        Further Registrations.  The Company will cooperate with the
                    ---------------------
Holder(s) of the Warrants and Warrant Securities in preparing and signing any registration statement, in addition to the registration statements discussed above, required in order to sell or transfer the Warrant Securities and will supply all information required therefor, but such additional registration statement expenses or offering statement expenses will be prorated between the Company and the Holders of the Warrants and Warrant Securities according to the aggregate sales price of the securities being issued. The provision of Section 7(d) other than subsection (2) shall apply to any such registration statement.

          8.   Adjustments to Exercise Price and Number of
               ----------- -- -------- ----- --- ------ --

Securities.
----------

          a.  Computation of Adjusted Exercise Price.  Except as hereinafter
              ----------- -- -------- -------- -----
provided, in case the Company shall at any time after the date hereof issue or sell any shares of Common Stock (other than the issuances referred to in Section 8(g) hereof), including shares held in the Company's treasury and shares of Common Stock issued upon the exercise of any options, rights or warrants, to subscribe for shares of Common Stock and shares of Common Stock issued upon the direct or indirect conversion or exchange of securities for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance or sale of such shares, then forthwith upon such issuance or sale, the Exercise Price shall (until another such issuance or sale) be reduced to the price (calculated to the nearest full cent) equal to the quotient derived by dividing (A) an amount equal to the sum of (X) the product of (a)the Exercise Price in effect immediately prior to such issuance or sale, multiplied by (b) the total number of shares of Common Stock outstanding immediately prior to such issuance or sale plus (Y) the aggregate of the amount of all consideration, if any, received by the Company upon such issuance or sale, by (B) the total number of shares of Common Stock outstanding immediately after such issuance or sale; provided, however, that in no event shall the Exercise Price be adjusted pursuant to this computation to an amount in excess of the

Exercise Price in effect immediately prior to such computation, except in the case of a combination of outstanding shares of Common Stock, as provided by
Section 8(c) hereof.

          For the purposes of this Section 8 the term "Exercise Price" shall mean the aggregate Exercise Price per share of Common Stock set forth in Section 6 hereof, as adjusted from time to time pursuant to the provisions of this
Section 8.

          For the purposes of any computation to be made in accordance with this
Section 8(a), the following provisions shall be applicable:

              (1) In case of the issuance or sale of shares of Common Stock for a consideration part or all of which shall be cash, the amount of the cash consideration therefor shall be deemed to be the amount of cash received by the Company for such shares (or, if shares of Common Stock are offered by the Company for subscription, the subscription price, or, if either of such securities shall be sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price) before deducting therefrom any compensation paid or discount allowed in the sale, underwriting or purchase thereof by underwriters or dealers or others performing similar services, or any expenses incurred in connection therewith.

              (2) In case of the issuance or sale (otherwise than as a dividend or other distribution on any stock of the Company) of shares of Common Stock for a consideration part or all of which shall be other than cash, the amount of the consideration therefor other than cash shall be deemed to be the value of such consideration as determined in good faith by the Board of Directors of the Company.

              (3) Shares of Common Stock issuable by way of dividend or other distribution on any stock of the Company shall be deemed to have been issued immediately after the opening of business on the day following the record date for the deter mination of stockholders entitled to receive such dividend or other distribution and shall be deemed to have been issued without consideration.

              (4) The reclassification of securities of the Company other than shares of Common Stock into securities including shares of Common Stock shall be deemed to involve the issuance of such shares of Common Stock for a consideration other than cash immediately prior to the close of business on the date fixed for the determination of security holders entitled to receive such shares, and the value of the consideration allocable to such shares of Common Stock shall be determined as provided in Section 8(a)(2).

              (5) The number of shares of Common Stock at any one time outstanding shall include the aggregate number of shares issued or issuable (subject to readjustment upon the actual issuance thereof) upon the exercise of options, rights, warrants and upon the conversion or exchange of convertible or exchangeable securities.

          b.   Options Rights, Warrants and Convertible and Exchangeable
               ------- ------  -------- --- ----------- --- ------------
Securities. In case the Company shall at any time after the date hereof issue
----------
options, rights or warrants to subscribe for shares of Common Stock, or issue any securities convertible into or exchangeable for shares of Common Stock, for a consideration per share less than the Exercise Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, or without consideration, the Purchase Price in effect immediately prior to the issuance of such options, rights or warrants, or such convertible or exchangeable securities, as the case may be, shall be reduced to a price determined by making a computation in accordance with the provisions of Section 8(a) hereof, provided that:

          (1) The aggregate maximum number of shares of Common Stock, as the case may be, issuable under such options, rights or warrants shall be deemed to be issued and outstanding at the time such options, rights or warrants were issued, and for a consideration equal to the minimum purchase price per share provided for in such options, rights or warrants at the time of issuance, plus the consideration (determined in the same manner as consideration received on the issue or sale of shares in accordance with the terms of the Warrants), if any, received by the Company for such options, rights or warrants; provided, however, that upon the expiration or other termination of such options, rights or warrants, if any thereof shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding pursuant to this Section 8(b)(1) (and for the purposes of Section 8(a)(5) hereof) shall be reduced by such number of shares as to which options, warrants and/or rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding, and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of shares actually issued or issuable upon the exercise of those options, rights or warrants as to which the exercise rights shall not be expired or terminated unexercised.

          (2) The aggregate maximum number of shares of Common Stock issuable upon conversion or exchange of any convertible or exchangeable securities shall be deemed to be issued and outstanding at the time of issuance of such securities, and for a consideration equal to the consideration (determined in the same manner as consideration received on the issue or sale of shares of Common Stock in accordance with the terms of the Warrants) received by the Company for such securities, plus the minimum consideration, if any, receivable by the Company upon the conversion or exchange thereof; provided, however, that upon the termination of the right to convert or exchange such convertible or exchangeable securities (whether by reason or redemption or otherwise), the number of shares deemed to be issued and outstanding pursuant to this Section 8(b)(2) (and for the purpose of Section 8(a)(5) hereof) shall be reduced by such number of shares as to which the conversion or exchange rights shall have expired or terminated unexercised, and such number of shares shall no longer be deemed to be issued and outstanding and the Exercise Price then in effect shall forthwith be readjusted and thereafter be the price which it would have been had adjustment been made on the basis of the issuance only of the shares actually issued or issuable upon the conversion or exchange of those convertible or exchangeable securities as to which the conversion or exchange rights shall not have expired or terminated unexercised.

          (3) If any change shall occur in the price per share provided for in any of the options, rights or warrants referred to in Section 8(b)(1), or in the price per share at which the securities referred to in Section 8(b)(2) are convertible or exchangeable, such options, rights or warrants or conversion or exchange rights, as the case may be, shall be deemed to have expired or terminated on the date when such price change became effective in respect of shares not theretofore issued pursuant to the exercise or conversion or exchange thereof, and the Company shall be deemed to have issued upon such date new options, rights or warrants or convertible or exchangeable securities at the new price in respect of the number of shares issuable upon the exercise of such options, rights or warrants or the conversion or exchange of such convertible or exchangeable securities.

          c.  Subdivision and Combination. In case the Company shall at any time
              ----------- --- -----------
subdivide or combine the outstanding shares of Common Stock, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          d.  Adjustment in Number of Securities. Upon each adjustment of the
              ---------- -- ------ -- ----------
Exercise Price pursuant to the provisions of this Section 8, the number of Securities issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Securities issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          e.  Definition of Common Stock. For the purpose of this Agreement, the
              ---------- -- ------ -----
term "Common Stock" shall mean (i) the class of stock designated as Common Stock in the Certificate of Incorporation of the Company as it may be amended as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassification of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that the Company shall after the date hereof issue securities with greater or superior voting rights than those of the shares of Common Stock outstanding as of the date hereof, the Holder, at its option, may receive upon exercise of any Warrant either shares of Common Stock or a like number of such securities with greater or superior voting rights.

          f.  Reclassification, Merger or Consolidation.  The Company will not
              ----------------  ------ -- -------------
merge, reorganize or take any other action which would terminate the Underwriter's Warrant without first making adequate provision for the Underwriter's Warrants. In case of any reclassification or change of the outstanding shares of Common Stock (other than a change in par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock except a change as a result of a subdivision or combination of such shares or a change in par value, as aforesaid), the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of shares of Common Stock of the Company for which such Warrant might have been exercised immediately prior to such reclassification, consolidation, merger, sale or transfer, and in the event of a consolidation, merger or sale of property, the corporation formed by such consolidation or merger or acquired such property shall execute and deliver to the Holder a supplemental warrant agreement to such effect. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustment to those provided in Section 8. The provisions of this Section 8(f) shall similarly apply to successive consolidations or mergers.

               g.   No Adjustment of Exercise Price in Certain
                    -- ---------- -- -------- ----- -- -------
      Cases.  No adjustment of the Exercise Price shall be made:
      -----

                    (1) Upon the issuance or sale of the Warrants or the shares of Common Stock issuable upon the exercise of (i) the Warrants, or
(ii) the options, warrants, stock purchase agreements and convertible or exchangeable securities outstanding or in effect on the date hereof as described in the prospectus relating to the Public Offering; or

                    (2) If the amount of said adjustment shall be less than ____ (__) cents per Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least ____ (__) cents per Share.

          h.        Dividends and Other Distributions.  In the event that the
                    --------- --- ----- -------------
Company shall at any time prior to the exercise of all the Warrants declare a dividend (other than a dividend consisting solely of shares of Common Stock) or otherwise distribute to its stockholders any assets, property, rights, evidences of indebtedness, securities (other than shares of Common Stock), whether issued by the Company or by another, or any other thing of value, the Holders of the unexercised Warrants shall thereafter be entitled, in addition to the shares of Common Stock and Redeemable Warrants or other securities and property receivable upon the exercise thereof, to receive, upon the exercise of such Warrants, the same property, assets, rights, evidences of indebtedness, securities or any other thing of value that they would have been entitled to receive at the time of such dividend or distribution as if the Warrants had been exercised immediately prior to such dividend or distribution. At the time of any such dividend or distribution, the Company shall make appropriate reserves to ensure the timely performance of the provisions of this Section 8(h).

          9.  Exchange and Replacement of Warrant Certificates. Each Warrant
              -------- --- ----------- -- ------- ------------
Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Securities in such denominations as shall be designated by the Holder thereof at the time of such surrender.

          Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu thereof.

          10.  Elimination of Fractional Interests. The Company shall not be
               ----------- -- ---------- ---------
required to issue certificates representing fractions of shares of Common Stock or public warrants upon the exercise of the Warrant, nor shall it be required to issue script or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests; provided, however, that if a Holder exercises all Warrants held of record by such Holder the fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of shares of Common Stock, Redeemable Warrants or other securities, properties or rights.

          11.  Reservation and Listing of Securities. The Company shall at all
               ----------- --- ------- -- ----------
times reserve and keep available out of its authorized shares of Common Stock and Redeemable Warrants, solely for the purpose of issuance upon the exercise of the Warrants, such number of shares of Common Stock, Redeemable Warrants or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all shares of Common Stock, Redeemable Warrants and other securities issuable upon such exercise shall be duly and validly issued, fully paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause the Common Stock and Redeemable Warrants to be listed (subject to official notice of issuance) on all securities exchanges on which the Common Stock and Redeemable Warrants issued to the public in connection herewith may then be listed or quoted on NASDAQ.

          12.  Notices to Warrant Holders. Nothing contained in this Agreement
               ------- -- ------- -------
shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               a. the Company shall take a record of the holders of its shares of Common Stock and Redeemable Warrants for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               b. the Company shall offer to all the holders of its Common Stock and/or Redeemable Warrants, any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe therefor; or

               c. a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed; then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determi nation of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of closing the transfer books, as the case may be. Failure to give such notice or any defect therein shall not affect the validity of any action taken in connection with the declaration or payment of any such dividend, or the issuance of any convertible or exchangeable securities, or subscription rights, options or warrants, or any proposed dissolution, liquidation, winding up or sale.

          13.  Notices.  All notices, requests, consents and
               -------
other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested:

               a. If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

               b. If to the Company to the address set forth in Section 3 hereof or to such other address as the Company may designate by notice to the Holders.

          14.  Supplements and Amendments.  The Company and the Underwriter may
               ----------- --- ----------
from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certi ficates (other than the Underwriter) in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provi sions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Underwriter may deem necessary or desirable and which the Company and the Underwriter deem shall not adversely affect the interests of the Holders of Warrant Certificates.

          15.  Successors.  All the covenants and provisions of this Agreement
               ----------
shall be binding upon and inure to the benefit of the Company, the Underwriter, the Holders and their respective successors and assigns hereunder.

          16.  Termination.  This Agreement shall terminate at the close of
               -----------
business on _____________, 2001. Notwithstanding the foregoing, the indemnification provisions of Section 7 shall survive such termination until the close of business on the later of the expiration of any applicable statue of limitations or ______________, ____.

          17.  Governing Law; Submission to Jurisdiction. This Agreement and
               --------- ---  ---------- -- ------------
each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of said State without giving effect to the rules of said State governing the conflicts of laws. The Company, the Underwriter and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the Securityed States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company, the Underwriter and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company, the Underwriter and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim.

          18.  Entire Agreement;  Modification.  This Agreement (including the
               ------ ---------   ------------
Underwriting Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof. Subject to Section 14, this Agreement may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

          19.  Severability. If any provision of this Agreement shall be held to
               ------------
be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

          20.  Captions. The caption headings of the Sections of this Agreement
               --------
are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

          21.  Benefits of this Agreement.  Nothing in this Agreement shall be
               -------- -- ---- ---------
construed to give to any person or corporation other than the Company and the Underwriter and any other registered Holder(s) of the Warrant Certificates or Warrant Securities any legal or equitable right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company and the Underwriter and any other Holder(s) of the Warrant Certificates or Warrant Securities.

          22.  Counterparts. This Agreement may be executed in any number of
               ------------
counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counter parts shall together constitute but one and the same instrument.

          23.  Binding Effect.  This Agreement shall be binding upon and inure
               --------------
to the benefit of the Company, the Underwriter and their respective successors and assigns and the Holders from time to time of the Warrant Certificate or any of them.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                              TRANS ENERGY, INC.



                              By:__________________________



                              L. B. SAKS, INC.



                              By:___________________________

                                   EXHIBIT A
                                   ---------


                              WARRANT CERTIFICATE


THE SECURITIES ISSUABLE UPON EXERCISE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

     The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), and may not be offered for sale or sold except pursuant to (i) an effective registration statement under the Act, or (ii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

THE TRANSFER OR EXCHANGE OF THE WARRANT REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

             EXERCISABLE COMMENCING _______________,  1997 THROUGH
                      5:00 P.M., NEW YORK __________, 2001

No. W-1                                                       ______ Warrants

          This Warrant Certificate certifies that L. B. Saks, Inc. (the "Underwriter") or registered assigns, is the registered holder of ______ Warrants to purchase initially, at any time from _______, 1997, until 5:00 p.m., New York time on _________, 2001 ("Expiration Date"), up to ______shares of common stock $.001 par value (the "Common Stock"), of Trans Energy, Inc., a Nevada corporation (the "Company") and ____ Warrant, each Warrant to purchase one share of Common stock (the "Redeemable Warrants"), at the exercise price of
$    per Share (the "Exercise Price"), and upon the surrender of this Warrant
Certificate and payment of the Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the warrant agreement dated as of ____________, 1996 by and between the Company and the Underwriter (the "Warrant Agreement"). Payment of the Exercise Price shall be made by certified or cashier's check or money order payable to the order of the Company.

          No Warrant may be exercised after 5:00 p.m., New York time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, hereby shall thereafter be void.

          The Warrants evidenced by this Warrant Certificate are part Underwriter's of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement between the Company and the Underwriter (the "Warrant Agreement"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immSecurityies thereunder of the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, alter, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

          Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange as provided herein, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

          Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such numbered unexercised Warrants.

          The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

          All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

           IN WITNESS WHEREOF, the undersigned has executed this certificate this __ day of ____________, 1996.



                                                  TRANS ENERGY, INC.


                                                  By:________________________


ATTEST:


By:_________________
     Secretary

                        [FORM OF ELECTION OF ASSIGNMENT]

            (To be executed by the registered holder if such holder
                 desires to transfer the Warrant Certificate.)

                 FOR VALUE RECEIVED___________________________
hereby sells, assigns and transfers unto ____________________________________

                 (Please print name and address of transferee)



this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:

                                Signature_____________________

                                (Signature must conform in all
                                respects to the name of holder as
                                specified on the face of the
                                Warrant Certificate.)


                        (Insert Social Security or Other
                         Identifying Number of Holder)

                         [FORM OF ELECTION TO PURCHASE]

The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase:

                              ________ Securities



and herewith tenders in payment for such securities a certified or cashier's check or money order payable to the order of Trans Energy, Inc. in the amount of $______, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of ___________________________ whose address is _____________________ and that such
Certificate be delivered to _____________________________________ whose address is ______________________________________________________________.

Dated:


                                      Signature______________________________

                                      (Signature must conform in all
                                      respects to the name of holder as
                                      specified on the face of the
                                      Warrant Certificate.)


                        (Insert Social Security or Other
                         Identifying Number of Holder)